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March 10,1999



Securities and Exchange Commission
Washington, D.C. 20549

Re:  Wiltek, Inc.
     File No. 0-2401

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Wiltek, Inc. dated March 10, 1999 and agree with the statements contained therein.

Very truly yours,

/s/ Grant Thornton LLP